                                                                EXHIBIT 99(A)



             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Robert H. Rau, hereby consent to be named as a person about to become a director of The B.F.Goodrich Company in the Registration Statement on Form S-4 of The B.F.Goodrich Company dated November 14, 1997.

                                                        /s/ Robert H. Rau
                                                        ---------------------
                                                        Robert H. Rau

Dated: November 11, 1997